Exhibit 16.1

February 24, 2006


Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01(a) of the Westwood Holdings Group, Inc. Form 8-K dated February 23, 2006, and we agree with the statements made therein.

Yours truly,


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP